Exhibit 10.9

FORM D - STANDARD DIRECTOR OPTION GRANT
NOTICE OF OPTION GRANT UNDER THE
WRIGHT MEDICAL GROUP N.V. 2017 EQUITY AND INCENTIVE PLAN

Wright Medical Group N.V., a public limited liability company organized under the laws of The Netherlands (the “Company”), pursuant to the Wright Medical Group N.V. 2017 Equity and Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual named below, who shall be referred to as the “Participant”, a Non-Statutory Stock Option (the “Option”) to purchase from the Company that number of ordinary shares of the Company, par value €0.03 per share (the “Shares”), as indicated below at an exercise price per Share equal to the amount as indicated below (the “Exercise Price”). The Option is subject to all of the terms and conditions set forth in this Notice of Option Grant (this “Grant Notice”), the Option Award Agreement (the “Award Agreement”) attached hereto, any Addendum to the Award Agreement established pursuant to Section 8.11 of the Award Agreement (the “Addendum”), and the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Option grant has been made as of the grant date indicated below, which shall be referred to as the “Grant Date”.

Grant ID:	[Insert Grant ID]

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Total Number of Shares Subject to Option:	[Insert Number of Shares], subject to adjustment as provided in the Plan.

Exercise Price Per Share:	U.S. $[Insert Exercise Price], subject to adjustment as provided in the Plan.

Expiration Date:	No later than the ten (10) year anniversary of Grant Date, as provided in Section 3.2 of the Award Agreement.

Vesting Schedule:
Except as otherwise provided in Section 3 of the Award Agreement, the Participant’s right to exercise the Option shall vest, in full, on the one-year anniversary of the Grant Date (the “Scheduled Vesting Date”), provided the Participant provides services to the Company or any Affiliate through the Scheduled Vesting Date.

* * *
This grant will be null and void until the Participant expressly accepts the grant by executing this Grant Notice in the space provided below and returning the original execution copy to the Company or otherwise indicating affirmative acceptance of this grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, any Addendum to the Award Agreement, the Plan and the Plan Prospectus. As an express condition to this grant, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement, the Addendum and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 8.15 thereof. This Grant Notice, the Award Agreement, the Addendum and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of the Option award and supersede all prior agreements, arrangements, plans and understandings.
WRIGHT MEDICAL GROUP N.V.            Participant
________________________________            ________________________________
By: Robert J. Palmisano
Title: President and Chief Executive Officer

OPTION AWARD AGREEMENT

Pursuant to the Notice of Option Grant (the “Grant Notice”) to which this Option Award Agreement (this “Award Agreement”) is attached and which Grant Notice is included in and part of this Award Agreement, and subject to the terms of this Award Agreement, any Addendum to this Award Agreement and the Wright Medical Group N.V. 2017 Equity and Incentive Plan (as may be amended from time to time, the “Plan”), Wright Medical Group N.V., a public limited liability company organized under the laws of The Netherlands (the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:
1.Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. The provisions of this Award Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Award Agreement will be interpreted by reference to the Plan. In the event that any provision of this Award Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decision will be final, binding and conclusive upon the Participant and his or her legal representatives in respect of any questions arising under the Plan or this Award Agreement; provided, however, that pursuant to the Plan the Committee will exercise such discretion reasonably and in good faith. A copy of the Plan and the Plan Prospectus have been delivered to the Participant together with this Award Agreement. For purpose of this Award Agreement, any references to the Company shall include any Affiliate of the Company.

2.Grant of Option. The Company hereby grants to the Participant an Option to purchase from the Company that number of ordinary shares of the Company, par value €0.03 per share (collectively, the “Shares”) and at an exercise price per share equal to the amount as indicated in the Grant Notice (the “Exercise Price”), all subject to adjustment as provided in the Plan, and the terms, conditions and restrictions set forth below and in the Plan. The Option is not intended to satisfy the requirements of Section 422 of the Code and thus shall be a Non-Statutory Stock Option as that term is defined in the Plan.

3.Vesting and Exercisability of Option; Expiration of Option; Forfeiture.

3.1Vesting and Exercisability of Option. Except as otherwise provided under this Award Agreement, the Participant’s right to exercise the Option shall vest in accordance with the Vesting Schedule set forth in the Grant Notice and as provided in Section 17 of the Plan.

3.2Effect of Termination of Employment or Service.

(a)Unvested Portion of Option. If the Participant’s service as a director of the Company terminates for any reason whatsoever while any portion of the Option is unvested, then, except as provided in Section 17 of the Plan, immediately upon such termination of service the unvested portion of the Option shall expire and shall have no further force or effect and be null and void; provided, however, that upon the termination of the Participant’s service to the Company due to a Life Event (as defined below), the unvested portion of the Option shall vest immediately as to a pro rata percentage of the unvested portion of the Option scheduled to vest on the next Scheduled Vesting Date, with such proration based on the number of days during which the Participant provided services as a director to the Company beginning on the Grant Date, or if a Scheduled Vesting Date has occurred, the most recent Scheduled Vesting Date, and ending on the next applicable Scheduled Vesting Date, multiplied by the number of Shares subject to the Option which were scheduled to vest on the next applicable Scheduled Vesting Date; and provided, further, that in the event the Participant’s service as a director of the Company terminates because (i) the Participant is not nominated for re-election (other than for Cause), (ii) withdraws from consideration for nomination for re-election, or (iii) stands for re-election but does not receive the votes necessary for re-election (a “Non-Re-election Event”), then the unvested portion of the Option scheduled to vest on the Scheduled Vesting Date shall vest on the Scheduled Vesting Date. For purposes of this Award Agreement, a “Life Event” shall mean the Participant’s death, Disability, or Qualified Retirement. For purposes of this Award Agreement, a “Qualified Retirement” shall occur upon the Participant’s voluntary resignation as a director of the Company, provided that on the date of the Participant’s voluntary resignation, the Participant is sixty-five (65) years or older and the Participant has been continuously a director of the Company or any Affiliate for five (5) or more years.

(b)Vested Portion of Option. The Participant’s right to exercise the vested portion of the Option shall expire no later than the ten (10) year anniversary of the Grant Date. However, if the Participant’s service as a director of the Company terminates before the ten (10) year anniversary of the Grant Date, the Participant’s right to exercise the vested portion of the Option, except as otherwise provided in this Award Agreement or Section 17 of the Plan, shall expire and shall have no further force or effect and shall be null and void; provided, however, that if the exercise of the vested portion of the Option is prevented by the provisions of Section 19 of the Plan, the vested portion of the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option:

(i)on the date the Participant’s service as a director of the Company terminates if the Participant’s service as a director of the Company terminates due to actions constituting Cause or Adverse Action;

(ii)on the one (1) year anniversary of the date the Participant’s service as a director of the Company terminates if the Participant’s service as a director of the Company terminates as a result of the Participant’s death or Disability; or

(iii)at the end of the three (3) month period which starts on the date of the next Scheduled Vesting Date if the Participant’s service as a director of the Company terminates due to a Non-Re-election Event.

(iv)at the end of the three (3) month period which starts on the date the Participant’s service as a director of the Company terminates if the Participant’s service as a director of the Company terminates other than (1) due to actions constituting Cause or Adverse Action; (2) as a result of the Participant’s death or Disability; or (3) due to a Non-Re-election Event.

3.3Special Vesting and Option Expiration Rules.

(a)Change in Control. If there is a Change in Control, the Option shall be subject to the vesting and other provisions of Section 17 of the Plan with respect to such Change in Control.

3.4Effect of Actions Constituting Cause or Adverse Action. If the Participant is determined by the Committee, acting in its discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of the Participant’s service as a director with the Company, irrespective of whether such action or the Committee’s determination occurs before or after termination of the Participant’s service as a director with the Company and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (a) all rights of the Participant under this Award Agreement, whether vested or unvested, shall terminate and be forfeited without notice of any kind, and (b) the Committee in its discretion shall have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, the Option and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any Shares subject to the Option). The Company may defer the exercise of the Option for a period of up to six (6) months after receipt of the Participant’s written notice of exercise in order for the Committee to make any determination as to the existence of such Cause or an Adverse Action. This Section 3.4 shall not apply following a Change in Control.

3.5Forfeiture or Clawback of Option Under Applicable Law and Company Policy. The Option and the Shares issuable pursuant to the Option are subject to forfeiture or clawback by the Company to the extent required and allowed by Applicable Law, including the Sarbanes Oxley Act of 2002, and any implementing rules and regulations promulgated thereunder, and pursuant to any forfeiture, recoupment, clawback or similar policy of the Company, as such laws, rules, regulations and policy may be in effect from time to time. By accepting the Option under this Award Agreement, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any clawback / recoupment policy and (b) any provision of Applicable Law relating to the cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate the recoupment policy (as applicable to the Participant) or Applicable Law without further consent or action being required by the Participant. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. To the extent that the terms of this Award Agreement and the clawback / recoupment policy conflict, the terms of the clawback / recoupment policy shall prevail.

4.Method of Exercise of Option.

4.1General Rule. The Participant may exercise the Option in whole or in part (to the extent the Option is otherwise exercisable under Section 3 with respect to vested Shares) only in accordance with the rules and procedures established from time to time by the Company for the exercise of an Option. The Exercise Price shall be paid at exercise in cash (including check, bank draft or money order); provided, however, that the Committee, in its discretion, may allow such payments to be made, in whole or in part, (a) by a “net exercise” of the Option (as further described below); (b) through cashless exercise procedure which is effected by an unrelated broker through a sale of Shares in the open market; or (c) by a combination of such methods. In the case of a “net exercise” of the Option, the Participant shall receive the number of Shares underlying the Option (or portion thereof so exercised) reduced by the number of Shares equal to the aggregate Exercise Price of the Option (or portion thereof so exercised) divided by the Fair Market Value on the date of exercise (the “Reduced Shares”). In the event of a “net exercise” of the Option, the Option (or portion thereof so exercised) to purchase the Reduced Shares shall be settled in exchange for the right to receive an amount (the “Redemption Amount”) equal to the Fair Market Value of the Reduced Shares on the date of exercise. The Redemption Amount payable to the Participant shall automatically be offset by the Company against the amount the Participant is required to pay to exercise the Option (or portion thereof so exercised). Thereafter, the Participant shall receive the number of Shares as reduced by the Reduced Shares. Shares shall no longer be outstanding under the Option (and shall thereafter not be exercisable) following the exercise of the Option (or portion thereof so exercised) to the extent of (i) Shares cancelled to pay the Exercise Price of the Option under the “net exercise,” (ii) Shares actually delivered to the Participant as a result of such exercise and (iii) any Shares withheld for purposes of tax withholding.

4.2Exceptions. Except as otherwise provided in this Award Agreement, if the Participant resides in a country (or is employed in a country, if different) where the local foreign exchange rules and regulations either preclude the remittance of currency out of the country for purposes of paying the Exercise Price, or requires the Company, any Affiliate and/or the Participant to secure any legal or regulatory approvals, complete any legal or regulatory filings, or undertake any additional steps for remitting currency out of the country, the Company may restrict the method of exercise to a form of cashless exercise or such other form(s) of exercise (as it determines in its discretion), or may require the Participant to sell any Shares acquired under the Plan immediately or within a specified period following the Participant’s termination of services from the Company or an Affiliate (in which case, the Participant agrees that the Company shall have the authority to issue sale instructions in relation to such Shares on your behalf).

4.3Delivery and Other Laws. The Company shall deliver appropriate and proper evidence of ownership of any Shares purchased pursuant to the exercise of the Option as soon as practicable after such exercise to the extent such delivery is then permissible under Applicable Law, and such delivery shall discharge the Company of all of its duties and responsibilities with respect to the Option.

4.4Fractional Shares. The Participant’s right to exercise the Option shall not include a right to exercise the Option to purchase a fractional Share. If the Participant exercises the Option on any date when the Option includes a fractional Share, the Participant’s exercise right shall be rounded down to the nearest whole Share and the fractional Share shall be carried forward until that fractional Share together with any other fractional Shares can be combined to equal a whole Share or the Option expires.

4.5Compliance with Applicable Law. As a condition of the grant of the Option, the Participant agrees to repatriate all payments attributable to the Option in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local Applicable Law in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions that may be required to comply with his or her personal legal and tax obligations under local Applicable Law in the Participant’s country of residence (and country of employment, if different).

5.Income Tax and Social Insurance Contributions Withholding.

5.1Responsibility for Tax-Related Items. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option or the sale of shares acquired pursuant to the Option; and (b) do not commit to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items. If the Participant becomes subject to taxation in more than one country between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one country.

5.2Manner of Withholding for Tax-Related Items. Prior to any relevant taxable or tax withholding event, as applicable, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company, or their respective agents, to satisfy the obligation with regard to all Tax-Related Items by one or a combination of the following: (a) withholding a sufficient number of whole Shares otherwise issuable upon the exercise of the Option that have an aggregate Fair Market Value equal to the amount required by law to be withheld; (b) withholding an amount from the Participant’s compensation, or other cash compensation payable to the Participant by the Company; or (c) withholding from the proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash within a reasonable period of time and without any interest, and will have no entitlement to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the exercised Option notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. The Company may refuse to issue or deliver Shares to the Participant if the Participant fails to comply with its obligations in connection with the Tax-Related Items.
6.Non-Transferable. The Option may not be assigned, transferred, pledged or hypothecated in any manner other than (a) by will or the laws of descent or distribution or (b) to a “family member,” “trust” or “foundation” as provided in Section 18.4(c) of the Plan. The person or persons, if any, to whom the Option is transferred shall be treated after the Participant’s death the same as the Participant under this Award Agreement.

7.Data Privacy Consent. Pursuant to applicable personal data protection laws, the Company hereby notifies the Participant of the following in relation to the Participant’s Personal Data (defined below) and the collection, use, processing and transfer of such data in relation to the Company’s award of the Option and the Participant’s participation in the Plan. The collection, use, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan. The Participant’s denial and/or objection to the collection, use, processing and transfer of personal data may affect the Participant’s participation in the Plan. As such, the Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of Personal Data as described herein.

The Company holds certain personally identifiable information about the Participant, specifically the Participant’s name, home address, email address and telephone number, date of birth, social security number, passport number or other identification number, compensation, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (the “Personal Data”). The Personal Data may be provided by the Participant or collected, where lawful, from third parties. The Company will act as controller of the Personal Data and will process the Personal Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Personal Data processing will take place through electronic and non-electronic means according to logics and procedures correlated to the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by Applicable Law and regulations in the Participant’s country of residence (and country of employment, if different). The Personal Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.
The Company will transfer the Personal Data as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer the Personal Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States of America (“U.S.A.”). The Participant hereby authorizes them to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Plan.
The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Personal Data, (b) verify the content, origin and accuracy of the Personal Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of Applicable Laws) of the Personal Data, and (d) to oppose, for legal reasons, the collection, use, processing or transfer of the Personal Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local Human Resources manager or the Company’s Human Resources Department. The Participant understands, however, that the only consequence of refusing to provide the Personal Data is that the Company may be unable to grant Options or other equity awards to the Participant or administer or maintain such awards. For more information on the consequences of the Participant’s refusal to provide the Personal Data, the Participant understands that he or she may contact the Participant’s local Human Resources manager or the Company’s Human Resources Department.
Finally, the Participant understands that the Company may rely on a different legal basis for the processing and/or transfer of Personal Data in the future and/or request the Participant to provide another data privacy consent. If applicable and upon request of the Company, the Participant agrees to provide an executed acknowledgement or data privacy consent to the Company (or any other acknowledgements, agreements or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant’s country of residence (and country of employment, if different), either now or in the future. The Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement or consent requested by the Company.

8.	Miscellaneous.

8.1No Right to Continue Service. Neither the Plan, the Option, nor any related material shall give the Participant the right to continue as a director of the Company or to continue in the service to the Company or any Affiliate in any other capacity or shall adversely affect the right of the Company or any Affiliate or the shareholders to remove or not to re-appoint the Participant as a director of the Company or to otherwise terminate the Participant’s service as a director of the Company with or without Cause at any time.

8.2Shareholder Status. The Participant shall have no rights as a shareholder of the Company with respect to any Shares under the Option until such Shares have been duly issued and delivered to the Participant, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of rights of any kind or description whatsoever respecting such Shares except as expressly set forth in the Plan.

8.3Governing Law; Mandatory Jurisdiction. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Award Agreement and the Plan and any rules, regulations and actions relating to this Award Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, U.S.A., notwithstanding the conflicts of laws principles of any jurisdictions. For purposes of litigating any dispute that arises under the Option or this Award Agreement, the Company and the Participant hereby irrevocably submit to the jurisdiction and venue of the Federal or State courts of the States of Tennessee and Delaware, U.S.A., relative to any and all disputes, issues and/or claims that may arise out of or relate to the Option or this Award Agreement. The Company and the Participant further agree that any and all such disputes, issues and/or claims arising out of or related to the Option or this Award Agreement will be brought and decided in the Federal or State courts of the States of Tennessee or Delaware, U.S.A., with such jurisdiction and venue selected by and at the discretion of the Company.

8.4Binding Effect. This Award Agreement shall be binding upon the Company and the Participant and their respective heirs, executors, administrators and successors.

8.5Severability; EU Age Discrimination Rules. Wherever possible, each provision of this Award Agreement will be interpreted so that it is valid under Applicable Law. If any provision of this Award Agreement is to any extent invalid under Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Award Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions. If the Participant is a local national of and is employed in a country that is a member of the European Union, the award of the Option and this Award Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under Applicable Law.

8.6Investment Representation. The Participant hereby represents and covenants that (a) any Shares acquired upon the exercise of the Option will be acquired for investment and not with a view to the distribution thereof within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”) or any similar law, unless such acquisition has been registered under the Securities Act and any applicable state and foreign securities laws; (b) any subsequent sale of any such Shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state or foreign securities laws, or pursuant to an exemption from registration under the Securities Act and such state or foreign securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of exercise of the Option hereunder or (y) is true and correct as of the date of any sale of any such Share, as applicable. As a further condition precedent to the exercise of the Option and the delivery to the Participant of any Shares subject to the Option, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Shares and, in connection therewith, will execute any documents which the Company will in its discretion deem necessary or advisable.

8.7Private Placement. If the Participant is resident and/or employed outside of the U.S.A., the award of the Option is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and the Option is not subject to the supervision of the local securities authorities. No Company Employee or representative is permitted to advise the Participant on whether the Participant should purchase Shares under the Plan. Investment in Shares involves a degree of risk. Before deciding to purchase Shares pursuant to the Option, the Participant should carefully consider all risk factors relevant to the acquisition of Shares under the Plan and should carefully review all of the materials related to the Option and the Plan. In addition, the Participant should consult with his or her personal investment advisor for professional investment advice.

8.8Insider Trading/Market Abuse Laws. By participating in the Plan, the Participant agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to the Participant). The Participant further acknowledges that, depending on the Participant’s or his or her broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire or sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares during such times the Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Participant’s country of residence. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis) and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and that the Participant should therefore consult with his or her personal advisor on this matter.

8.9Electronic Delivery. The Company may, in its discretion, decide to deliver any documents related to the Option granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

8.10English Language. If the Participant is resident outside of the U.S.A., the Participant acknowledges and agrees that it is the Participant’s express intent that this Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Participant has received this Award Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control

8.11Addendum. Notwithstanding any provisions of this Award Agreement to the contrary, the Option shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different), as are forth in an applicable Addendum to this Award Agreement. Further, if the Participant transfers residence and/or employment to another country reflected in an Addendum to this Award Agreement, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum shall constitute part of this Award Agreement.

8.12Headings and Sections. The headings contained in this Award Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Award Agreement. All references to sections herein shall be to sections of this Award Agreement unless otherwise expressly stated as part of such reference.

8.13Additional Requirements. The Company reserves the right to impose other requirements on the Option, any payment made pursuant to the Option, and the Participant’s participation in the Plan, to the extent the Company determines, in its discretion, that such other requirements are necessary or advisable in order to comply with local Applicable Law or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

8.14Non-Negotiable Terms. The terms of the Option and this Award Agreement are not negotiable, but the Participant may refuse to accept the Option and this Award Agreement by notifying the Company’s Senior Vice President, General Counsel and Secretary or Senior Vice President, Human Resources in writing within thirty (30) days after the Grant Date set forth in the Grant Notice.

8.15Nature of the Grant. In accepting the Option, the Participant hereby acknowledges that:

(a)The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company in its discretion at any time, unless otherwise provided in the Plan or this Award Agreement.

(b)The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future awards of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past.

(c)All decisions with respect to future Option award grants, if any, will be at the discretion of the Company.

(d)The Participant is voluntarily participating in the Plan.

(e)The award of the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate.

(f)In the event the Participant is not an Employee, the award of the Option or this Award Agreement will not be interpreted to form an employment contract or relationship with the Company or any Affiliate.

(g)The future value of the Shares subject to the Option is unknown and cannot be predicted with certainty; if the Participant exercises the Option and acquires Shares, the value of those Shares may increase or decrease in value, even below the Exercise Price.

(h)Neither the Company, nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the local currency of the Participant’s country of residence (or country of employment, if different) and the U.S. dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the settlement of the Option or the subsequent sale of any Shares acquired upon settlement of the Option.

(i)In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares acquired upon exercisability of the Option resulting from termination of service as a director by the Company (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Option, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(j)In the event of termination of the Participant’s employment with the Company (whether or not in breach of local labor laws), the Participant’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date of termination of his or her active employment as determined in the discretion of the Committee, except as otherwise provided in this Award Agreement or Section 17 of the Plan, and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Affiliate or mandated under local law; furthermore, in the event of termination of the Participant’s employment (regardless of any contractual or local law requirements), his or her right to vest in the Option after such termination, if any, will be measured by the date of termination of his or her active employment and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Affiliate or mandated under local law; the Committee will have the discretion to determine the date of termination of the Participant’s active employment for purposes of the Option.

(k)Neither the Company nor any Affiliate is providing any tax, legal or financial advice, nor is the Company or any Affiliate making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Option, acquisition of Shares upon exercisability of the Option or any sale of such Shares.

(l)The Participant has been advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the Option.
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